January 2026

Preliminary Pricing Supplement No. 13,645

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 22, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM (each referred to as an “underlying”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing level of each underlying on any of the calculation days is greater than or equal to 90% of its respective starting level, which we refer to as the call threshold level, for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of at least 12.00% per annum (to be determined on the pricing date). No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

oIf the ending level of any underlying is less than its respective call threshold level but the ending level of each underlying is greater than or equal to 75% of its respective starting level, which we refer to as the respective threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.

oIf the ending level of any underlying is less than its respective threshold level, investors will be exposed to the full decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 75% of the face amount of the securities and could be zero.

￭Investors may lose a significant portion, or all, of the face amount of the securities

￭The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying closes at or above the respective call threshold level on a calculation day or the final calculation day, respectively.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.

￭Investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings

The current estimated value of the securities is approximately $970.50 per security, or within $40.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 5.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$37.50	$962.50
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $37.50 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $1.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley  Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 28, 2032†, subject to postponement if the final calculation day is postponed
Underlyings:

S&P 500® Equal Weight Index (the “SPW Index”), State Street® SPDR® S&P® Regional Banking ETF (the “KRE Shares”) and the Dow Jones Industrial AverageSM (the “INDU Index”)

The S&P 500® Equal Weight Index and the Dow Jones Industrial AverageSM are sometimes collectively referred to herein as the “Indices” and individually as an “Index,” and the State Street® SPDR® S&P® Regional Banking ETF is sometimes individually referred to herein as a “Fund.”

Fund underlying index:	Regional Banks Select Industry Index
Fund underlying index sponsor:	S&P® Dow Jones Indices LLC, or any successor thereof
Aggregate face amount:	$
Automatic call:

If, on any calculation day, beginning on November 16, 2026, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the closing level of any underlying is below its call threshold level on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of any underlying on the applicable calculation day significantly exceeds its call threshold level. You will not participate in any appreciation of any underlying.

Call payment:	The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate that will be set on the pricing date, as follows:
	●1st calculation day:	at least $1,120 which corresponds to a call premium of at least 12.00%
	●2nd calculation day:	at least $1,180 which corresponds to a call premium of at least 18.00%
	●3rd calculation day:	at least $1,240 which corresponds to a call premium of at least 24.00%
	●4th calculation day:	at least $1,300 which corresponds to a call premium of at least 30.00%
	●5th calculation day:	at least $1,360 which corresponds to a call premium of at least 36.00%
	●6th calculation day:	at least $1,420 which corresponds to a call premium of at least 42.00%
	●7th calculation day:	at least $1,480 which corresponds to a call premium of at least 48.00%
	●8th calculation day:	at least $1,540 which corresponds to a call premium of at least 54.00%
	●9th calculation day:	at least $1,600 which corresponds to a call premium of at least 60.00%
	●10th calculation day:	at least $1,660 which corresponds to a call premium of at least 66.00%
	●Final calculation day:	at least $1,720 which corresponds to a call premium of at least 72.00%
The actual call payment and call premium applicable to each calculation day will be determined on the pricing date. No further payments will be made on the securities once they have been called.
Calculation days:	Monthly, as follows:
	●1st calculation day:	January 28, 2027†*
	●2nd calculation day:	July 28, 2027†*
	●3rd calculation day:	January 28, 2028†*

January 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

	●4th calculation day:	July 28, 2028†*
	●5th calculation day:	January 29, 2029†*
	●6th calculation day:	July 30, 2029†*
	●7th calculation day:	January 28, 2030†*
	●8th calculation day:	July 29, 2030†*
	●9th calculation day:	January 28, 2031†*
	●10th calculation day:	July 28, 2031†*
	●Final calculation day:	January 23, 2032†*
Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending level of any underlying is less than its respective call threshold level but the ending level of each underlying is greater than or equal to its respective threshold level:

$1,000; or

￭if the ending level of any underlying is less than its respective threshold level:

$1,000 × performance factor of the lowest performing underlying

Under these circumstances, you will lose more than 25%, and possibly all, of your investment.

Lowest performing underlying:	The underlying with the lowest performance factor
Performance factor:	With respect to each underlying, the ending level divided by the starting level
Starting level:

With respect to the S&P 500® Equal Weight Index: , its closing level on the pricing date.

With respect to the State Street® SPDR® S&P® Regional Banking ETF: $ , its closing price on the pricing date.

With respect to the Dow Jones Industrial AverageSM: , its closing level on the pricing date.

Call threshold level:

With respect to the S&P 500® Equal Weight Index: , which is equal to 90% of its starting level.

With respect to the State Street® SPDR® S&P® Regional Banking ETF: $ , which is equal to 90% of its starting level.

With respect to the Dow Jones Industrial AverageSM: , which is equal to 90% of its starting level.

Ending level:

With respect to each of the SPW Index and the INDU Index, the closing level on the final calculation day.

With respect to the KRE Shares, the closing price of one KRE Share on the final calculation day multiplied by the adjustment factor on such day.

Threshold level:

With respect to the S&P 500® Equal Weight Index: , which is equal to 75% of its starting level.

With respect to the State Street® SPDR® S&P® Regional Banking ETF: $ , which is equal to 75% of its starting level.

With respect to the Dow Jones Industrial AverageSM: , which is equal to 75% of its starting level.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	January 23, 2026†
Original issue date:	January 28, 2026† (3 business days after the pricing date)
Adjustment factor:

The “adjustment factor” means, 1.0, subject to adjustment in the event of certain events affecting the Fund. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement for principal at risk securities.

CUSIP / ISIN:	61780A6C4 / US61780A6C46

January 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

January 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $970.50, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the call threshold levels, and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

January 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032 (the “securities”) may be appropriate for investors who:

￭Seek the potential for a fixed return if each underlying has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlyings;

￭Understand that if the closing level of any underlying is less than its respective call threshold level on each calculation day, they will not receive any positive return on their investment in the securities, and that if the closing level of any underlying on the final calculation day has declined by more than 25% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

￭Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that, if the closing level of any underlying is less than its respective call threshold level on each calculation day, they will not receive any positive return on their investment in the securities;

￭Are unwilling to accept the risk that the closing level of any underlying on the final calculation day may decline by more than 25% from its respective starting level to its ending level, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “S&P 500® Equal Weight Index Overview,” “State Street® SPDR® S&P® Regional Banking ETF Overview” and “Dow Jones Industrial AverageSM Overview” below.

January 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

January 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its respective starting level to its respective closing level on the applicable calculation day.

January 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the closing level of each underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the closing level of each underlying on the final calculation day. The actual call payment with respect to each applicable calculation day, starting levels, call threshold levels and threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	6 years
Hypothetical call payments:	The hypothetical call payment will be an amount in cash per face amount for each calculation day, as follows:
	Call Payment
	1st calculation day:	$1,120
	2nd calculation day:	$1,180
	3rd calculation day:	$1,240
	4th calculation day:	$1,300
	5th calculation day:	$1,360
	6th calculation day:	$1,420
	7th calculation day:	$1,480
	8th calculation day:	$1,540
	9th calculation day:	$1,600
	10th calculation day:	$1,660
	Final calculation day:	$1,720
Hypothetical starting level:	With respect to the SPW Index: 100 With respect to the KRE Shares: $100 With respect to the INDU Index: 100
Hypothetical call threshold level:

With respect to the SPW Index: 90, which is 90% of its hypothetical starting level

With respect to the KRE Shares: $90, which is 90% of its hypothetical starting level

With respect to the INDU Index: 90, which is 90% of its hypothetical starting level

Hypothetical threshold level:

With respect to the SPW Index: 75, which is 75% of its hypothetical starting level

With respect to the KRE Shares: $75, which is 75% of its hypothetical starting level

With respect to the INDU Index: 75, which is 75% of its hypothetical starting level

* The hypothetical starting level for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels, call threshold levels and threshold levels will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

January 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	SPW Index Closing Level	KRE Shares Closing Level	INDU Index Closing Level	Payment (per Security)
1st Calculation Day	80 (below the call threshold level)	$120 (at or above the call threshold level)	140 (at or above the call threshold level)	--
2nd Calculation Day	110 (at or above the call threshold level)	$125 (at or above the call threshold level)	135 (at or above the call threshold level)	$1,180

In this example, on the first calculation day, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not called. On the second calculation day, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,180 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlyings close below the respective call threshold level(s) on each of the calculation days prior to the final calculation day, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	SPW Index Ending Level	KRE Shares Ending Level	INDU Index Ending Level	Maturity Payment Amount (per Security)
Example 1:	150 (at or above its call threshold level)	$140 (at or above its call threshold level)	142 (at or above its call threshold level)	$1,720
Example 2:	80 (below its call threshold level but at or above its threshold level)	$110 (at or above its call threshold level and threshold level)	120 (at or above its call threshold level and threshold level)	$1,000
Example 3:	125 (at or above its call threshold level and threshold level)	$40 (below its threshold level)	120 (at or above its call threshold level and threshold level)	$1,000 × ($40 / $100) = $400
Example 4:	20 (below its threshold level)	$80 (below its call threshold level but at or above its threshold level)	120 (at or above its call threshold level and threshold level)	$1,000 × (20 / 100) = $200
Example 5:	45 (below its threshold level)	$40 (below its threshold level)	20 (below its threshold level)	$1,000 × (20 / 100) = $200

In example 1, the ending level of each underlying is at or above its respective call threshold level. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying.

In example 2, the ending levels of two of the underlyings are at or above their call threshold levels and threshold levels, but the ending level of the other underlying is below its call threshold level and at or above its threshold level. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 3, the ending levels of two of the underlyings are at or above their call threshold levels and threshold levels, but the ending level of the other underlying is below its respective threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor of the KRE Shares, which is the lowest performing underlying in this example.

January 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

In example 4, the ending level of one of the underlyings is at or above its call threshold level and threshold level, the ending level of one of the underlyings is below its call threshold level and at or above its threshold level, and the ending level of the other underlying is below its respective threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount the performance factor of the SPW Index, which is the lowest performing underlying in this example.

In example 5, the ending level of each underlying is below its respective threshold level, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount times the performance factor of the INDU Index, which is the lowest performing underlying in this example.

If the ending level of any underlying is below its respective threshold level, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 75% of the face amount per security and could be zero.

January 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its respective threshold level of 75% of its starting level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying closes at or above its respective call threshold level on any calculation day. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting level, call threshold level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of such underlyings,

othe occurrence of certain events affecting the Fund that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of any underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a maturity payment amount that is significantly less than the face amount. See “S&P 500® Equal Weight Index Overview,” “State Street® SPDR® S&P® Regional Banking ETF Overview” and “Dow Jones Industrial AverageSM Overview” below.

January 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

January 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the call threshold levels, the threshold levels and the ending levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the Indices or fund underlying index), including trading in the shares of the Fund or the stocks that constitute the Indices or the fund underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the shares of the Fund or the stocks that constitute the Indices or fund underlying index and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

January 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call premium, each underlying must close at or above its respective starting level on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective threshold level as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 75% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the KRE Shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank’s financial performance may be dependent upon the business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

January 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

￭Adjustments to the Indices could adversely affect the value of the securities. The publisher of any Index may add, delete or substitute the stocks constituting such Index or make other methodological changes that could change the value of such Index. The publisher of such Index may discontinue or suspend calculation or publication of such Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index on any calculation day, the determination of whether the securities will be called or the amount payable at maturity, if any, will be based on the value of such Index, based on the closing prices of the stocks constituting such Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such Index last in effect prior to such discontinuance, as compared to the relevant starting level or threshold level, as applicable (depending also on the performance of the other underlyings).

￭Adjustments to the Fund or to the fund underlying index could adversely affect the value of the securities. The investment adviser to the KRE Shares, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the securities of the Fund. Any of these actions could adversely affect the price of the shares of the Fund and, consequently, the value of the securities. In addition, the fund underlying index sponsor of the Fund is responsible for calculating and maintaining the fund underlying index. The fund underlying index sponsor may add, delete or substitute the securities constituting the fund underlying index or make other methodological changes that could change the value of the shares of the Fund. The fund underlying index sponsor may also discontinue or suspend calculation or publication of a fund underlying index at any time. If this discontinuance or suspension occurs following the termination of the Fund, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the values of the shares of the Fund and, consequently, the value of the securities.

￭The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the fund underlying index, the performance of the component stocks of the fund underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the fund underlying index, and may hold securities that are different than those included in the fund underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the fund underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and the fund underlying index. In addition, because the shares of the Fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of Fund or the level of the fund underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the fund underlying index, the performance of the component stocks of the fund underlying index or the net asset value per share of the Fund. Any of these events could materially and adversely affect the prices of the shares of the Fund and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the final calculation day, even if any of the shares of the Fund is underperforming the fund underlying index or the component stocks of the fund underlying index and/or trading below the net asset value per share of the Fund.

January 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Fund. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the Fund. However, the calculation agent will not make an adjustment for every event that could affect the Fund. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

January 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

S&P 500® Equal Weight Index Overview

The S&P 500® Equal Weight Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The S&P 500® Equal Weight Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the S&P 500® Equal Weight Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The S&P 500® Equal Weight Index represents approximately 7% of the U.S. equity market. For additional information about the S&P 500® Equal Weight Index, see the information set forth under “Russell Indices—S&P 500® Equal Weight Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SPW Index for the period from January 1, 2021 through January 20, 2026. The closing level of the SPW Index on January 20, 2026 was 7,941.55. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SPW Index has at times experienced periods of high volatility. You should not take the historical levels of the SPW Index as an indication of its future performance, and no assurance can be given as to the closing level of the SPW Index at any time, including on the calculation days.

S&P 500® Equal Weight Index Daily Closing Levels January 1, 2021 to January 20, 2026

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

January 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

State Street® SPDR® S&P® Regional Banking ETF Overview

The State Street® SPDR® S&P® Regional Banking ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the S&P® Regional Banks Select Industry Index. The underlying fund manager with respect to the State Street® SPDR® S&P® Regional Banking ETF is SPDR® Series Trust, which is a registered investment company. Effective December 1, 2025, the underlier changed its name from SPDR® S&P® Regional Banking ETF to State Street® SPDR® S&P® Regional Banking ETF. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-57793 and 811-08839, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Regional Banking ETF is accurate or complete.

The following graph sets forth the daily closing prices of the KRE Shares for the period from January 1, 2021 through January 20, 2026. The closing price of the KRE Shares on January 20, 2026 was $66.96. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The KRE Shares has at times experienced periods of high volatility. You should not take the historical levels of the KRE Shares as an indication of its future performance, and no assurance can be given as to the closing price of the KRE Shares at any time, including on the calculation days.

State Street® SPDR® S&P® Regional Banking ETF Daily Closing Prices January 1, 2021 to January 20, 2026

This document relates only to the securities offered hereby and does not relate to the KRE Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we price the securities) have been publicly disclosed. Subsequent

January 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index composed of stocks in the S&P® Total Market Index that are classified as part of the Regional Banks sub-industry under the Global Industry Classification Standard. For additional information about the S&P® Regional Banks Select Industry Index, see the information set forth under “Regional Banks Select Industry Index” in the accompanying index supplement.

January 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the INDU Index for the period from January 1, 2021 through January 20, 2026. The closing level of the INDU Index on January 20, 2026 was 48,488.59. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The INDU Index has at times experienced periods of high volatility. You should not take the historical levels of the INDU Index as an indication of its future performance, and no assurance can be given as to the closing level of the INDU Index at any time, including on the calculation days.

Dow Jones Industrial AverageSM Daily Closing Levels January 1, 2021 to January 20, 2026

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

January 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for principal at risk securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Equal Weight Index, the State Street® SPDR® S&P® Regional Banking ETF and the Dow Jones Industrial AverageSM due January 28, 2032

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $37.50 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $1.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 5.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

January 2026 Page 23